UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005 (February 22, 2005)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 EMPLOYMENT AGREEMENT DATED FEBRUARY 28, 2005
EX-99.2 PRESS RELEASE DATED FEBRUARY 22, 2005

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

     The Company appointed Frank J. Coll as Senior Vice President, Operations, effective February 28, 2005. Prior to joining the Company, Mr. Coll, age 45, served as Senior Vice President, Operations for Web MD/Envoy Corporation, which primarily provides electronic transaction processing services to the healthcare industry. In addition, he was President of Envoy’s Northeast Division and also served as a Vice President, General Manager for the company. Previously, Mr. Coll was President of Healthcare Data Interchange Corporation before its purchase by Envoy and a Regional Vice President for Versyss, Incorporated.

     As Senior Vice President, Operations, Mr. Coll will receive a base salary of $225,000. He will also participate in the Company’s annual bonus plan as approved by the Compensation Committee of the Board of Directors, receiving a bonus award ranging from 15% to 60% of his base salary, depending upon whether the Company meets or exceeds (i) annual earnings targets, based on the annual budget as approved by the Company’s Board of Directors, and (ii) certain specific targets related to his area of responsibility. Mr. Coll will also be eligible to participate in the Company’s 401(k) Plan and Supplemental Executive Retirement Savings Plan. In addition, Mr. Coll will be awarded options to purchase 37,500 shares of the Company’s common stock under the Company’s Amended and Restated 1997 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) at a price to be determined as of the close of trading on February 28, 2005. Such options will vest in equal installments over four years beginning on the first anniversary date of the option grant and will expire at the end of ten years. Mr. Coll will also be subject to future option grants under the Stock Incentive Plan.

     The Company has entered into an employment agreement with Mr. Coll with an initial term ending December 31, 2005, which will be automatically extended for successive one-year periods, unless the Company notifies Mr. Coll in writing at least 60 days prior to the applicable December 31, until Mr. Coll reaches age 65, after which time the employment agreement shall not be automatically extended. The employment agreement provides that if the Company elects not to extend Mr. Coll’s employment, he will be considered to have been terminated without cause and will receive his base salary, reduced by any salary earned by him from another employer, plus certain benefits for a period of one year. He will also receive the same compensation as provided above if he terminates his employment with the Company under certain circumstances at any time within twelve months following a change in control (as defined in the employment agreement). The employment agreement also contains a restrictive covenant pursuant to which Mr. Coll has agreed not to compete with the Company for a period of one year following termination of his employment with the Company.

Item 7.01. Regulation FD Disclosure

     On February 22, 2005, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c)99.1	Employment Agreement dated February 28, 2005, by and between AmSurg Corp. and Frank J. Coll

99.2	Press release dated February 22, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)

Date: February 28, 2005

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INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Employment Agreement dated February 28, 2005, by and between AmSurg Corp. and Frank J. Coll

99.2	Press release dated February 22, 2005

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